Filed pursuant to Rule 424 (b) (3)
                                             File No. 33-51335


SUPPLEMENT NO. 35 TO PROSPECTUS DATED DECEMBER 14, 1993

(AS SUPPLEMENTED DECEMBER 15, 1993)


                  PACCAR Financial Corp.

               Medium-term Notes, Series G

        Due from 9 months to 10 years from date of issue

Interest payable each March 15 and September 15 and at maturity


                                                 INTEREST RATE
RANGE OF MATURITIES                                PER ANNUM
-------------------                              -------------

From 21 months to 26 months...........................5.82%

More than 26 months to 31 months......................5.88%

More than 31 months to 36 months......................5.94%

More than 36 months to 41 months......................5.97%

More than 41 months to 46 months......................6.08%

More than 46 months to 51 months......................6.09%


Dated:  October 25, 1995

Form of Note (check one):    Book Entry   [X]

                             Certificated [ ]

In some instances, one or more of the Agents have purchased the Notes as principal and may resell the Notes at prices to be determined by such Agents at the time of resale.